UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025

North Haven Private Income Fund LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01489	87-4562172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class S Units	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2025, Gauranga Pal notified the Board of Directors (the “Board”) of North Haven Private Income Fund LLC (the “Company”) of his resignation as the Company’s Chief Compliance Officer, effective as of January 1, 2026. Mr. Pal’s resignation is not a result of any disagreement with the Company. Mr. Pal will continue to serve as Executive Director of Morgan Stanley Investment Management.

On December 22, 2025, the Board appointed Hope Brown as Chief Compliance Officer of the Company effective as of January 1, 2026.

Ms. Brown, 52, has worked in the financial industry since 1995, and has experience in investment company, investment adviser and broker-dealer compliance as well as risk management and vendor management and oversight. Ms. Brown also serves as an Executive Director and Chief Compliance Officer for the Calvert Funds, which are open-end investment companies registered under the Investment Company Act of 1940, as amended, and managed by a wholly owned subsidiary of Morgan Stanley (“Calvert Funds”). Ms. Brown joined Calvert in 2014 and is responsible for all aspects of the Calvert Funds’ compliance program including the development and administration of Calvert Funds’ policies and procedures, and the oversight of the Calvert Funds’ primary service providers. On December 22, 2025, Ms. Brown was also appointed as Chief Compliance Officer of each of SL Investment Fund II LLC, T Series Middle Market Loan Fund LLC, LGAM Private Credit LLC, Morgan Stanley Direct Lending Fund and North Haven Private Income Fund A LLC, each a business development company that has the same investment adviser as the Company, effective as of January 1, 2026. In addition, Hope is also the Global Head of ESG Compliance Advisory for Morgan Stanley Investment Management. In this role, she is responsible for supporting the global ESG compliance program for the firm. Prior to joining Calvert, Ms. Brown was associated with Wilmington Trust Investment Advisors, Inc. where she served as Vice President, Chief Compliance Officer for the Wilmington Funds. Prior to that, she spent five years as an Assistant Vice President, Risk Management and Compliance Lead Manager, at T. Rowe Price Associates, Inc. Ms. Brown is the co-chair of the Investment Company Institute Chief Compliance Officer Committee. She also currently serves on the Board of Directors of the National Society of Compliance Professionals and University System of Maryland Foundation. Ms. Brown graduated cum laude with a BA in English from the University of Maryland, College Park.

There is no arrangement or understanding between Ms. Brown and any other person pursuant to which she was appointed as Chief Compliance Officer, and Ms. Brown has no family relationships with any of the Company’s directors or executive officers. Further, with regard to Ms. Brown, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2025	NORTH HAVEN PRIVATE INCOME FUND LLC

	By:	/s/ Orit Mizrachi
Orit Mizrachi
Co-President and Chief Operating Officer